Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.2 to Form S-1 of Celebiddy, Inc. (f/k/a Sparrow Street Acquisition Corp) of our report dated March 29, 2018 relating to the financial statements appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Los Angeles, California

June 13, 2018